                                  Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this
Registration Statement on Form SB-2 of Ness Energy International, Inc., of our
report dated March 15, 2002 relating to the consolidated financial statements of the Company, as of December 31, 2001, and 2002, and for the years then ended, appearing in such Prospectus. We also consent to the references to us under the heading "Expert" in the Prospectus.

/s/ WEAVER AND TIDWELL, L.L.P.

October 17, 2002